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                                                              Exhibit 24(b)(11)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated December 16, 1996 on our audit of the Statement of Assets and Liabilities of Brazos Mutual Funds as of December 11, 1996 with respect to this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-14943) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the headings "Independent Accountants" and "Reports" in the Prospectuses.



Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 25, 1997